Exhibit 23.1
A CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-221028, 333-224058, 333-230661, 333-237570, 333-254592, 333-263701, 333-270654, 333-277993, and 333-285984) of MongoDB, Inc. of our report dated March 11, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 11, 2026